Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC as agent for the Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Date	23 May 2023

Your successful purchase in Contemporary Day Auction

Sale N11174 - 19 May 2023

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

- ### Invoice for $571,500.00

  Your payment is due 16 September 2023. Your invoice gives instructions on how to pay.

- ### Shipping Quote

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.

  For property being collected from our off-site facility at *One Star Ledger Plaza, 69 Court Street, Newark, New Jersey,* please refer to our Property Collection information at www.sothebys.com/pickup.

- ### Lot image & details

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Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC as agent for the Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Invoice number	93525788
Date	23 May 2023
Sotheby's, Inc. Lic. No.	1216058
Sale currency	USD

Invoice for Contemporary Day Auction

Sale N11174 - 19 May 2023

LOT 816 - Laura Owens, Untitled, 2013

Lot location	York Avenue
Hammer price	$450,000.00
Buyer's premium	$117,000.00
Overhead premium	$4,500.00
Sales tax *0% of hammer price, buyer's premium & overhead premium*	$0.00
Shipping to: c/o UOVO Newark DE 19702-3318 US	
Lot total	**$571,500.00**
Invoice total	**$571,500.00**

- **Payment of $571,500.00 is due on 16 September 2023**

We can only accept payment from the buyer named on this invoice.

Wire transfers

- JP Morgan Chase Bank NA
  726 Madison Avenue

  New York NY10004

Account name	Sotheby's Inc.
Account number	[***]
ABA routing number	[***]
SWIFT code	[***]

Please include your name, your account number ([***]) and invoice number (93525788)

Pay Online at:

www.sothebys.com/my-account

China UnionPay clients can request a payment link from uspostsaleservices@sothebys.com. Please include Invoice Number in the subject line.

Sales tax is based on the shipping location for each item.

For assistance, please contact
Post Sale Services
E uspostsaleservices@sothebys.com

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Terms of sale

All of the property sold to and purchased by the invoiced party as purchaser is subject to the Conditions of Sale and Terms of Guarantee, if any, printed in the catalogue for the sale. The invoiced amount includes the buyer's premium and overhead premium in effect on the date of the sale, which are both added to the hammer price for each lot as part of the total purchase price.

Payment

Payment is due immediately after the sale. It is Sotheby's policy to accept payment only from the buyer named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- Sotheby's accepts payment by credit card for Visa, MasterCard, and American Express only. China Union Pay may be available for certain sales. Please note that we assess a 2.5% surcharge on all credit card transactions. This surcharge does not exceed the amount that Sotheby's is charged for payment processing. Credit/debit card payments may not exceed $200,000 per sale. Payment by credit/debit card may be made online at https://www.sothebys.com/my-account/invoices/
- Via Sotheby's mobile app
- Wire/ Bank transfer in US Dollars
- Personal checks drawn in US Dollars (made payable to Sotheby's) Certified, banker's draft and cashier's checks with a face amount over $10,000 drawn in USD

Whilst personal and company checks (drawn in US Dollars) are accepted, property will not be released until such checks have cleared, unless you have a pre-arranged check acceptance agreement (the application form is available from Post Sale Services). It is against Sotheby's general policy to accept payments in the form of cash and cash equivalents as defined under applicable law.

Wire transfers should be sent to:

JP Morgan Chase Bank NA, 726 Madison Avenue, New York, NY 10004

Account name	Sotheby's Inc.
Account number	[***]
ABA routing number	[***]
SWIFT code	[***]

Please instruct your bank to include your name, Sotheby's account number and invoice number

Sales and use tax

New York sales tax is charged on the hammer price, buyer's premium, overhead premium and any other applicable charges on any property picked up or delivered in New York State, regardless of the state or country where the purchaser resides or does business. Purchasers who wish to use their own shipper who is not a considered a "common carrier" by the New York Department of Taxation and Finance will be charged New York sales tax on the entire charge regardless of the destination of the property. Please refer to "Information on Sales and Use Tax Related to Purchases at Auction" in the back of the catalogue.

Liability for loss or damage

Unless otherwise agreed by Sotheby's, all purchased property must be removed from our premises by the purchaser at his expense no later than 30 calendar days following the sale of the property. Buyers at auction are reminded that under Sotheby's Conditions of Sale Sotheby's liability for loss or damage for uncollected property ceases 30 calendar days after the date of the auction.

Sotheby's Financial Services

Treasure the art, unlock the value. Find out more about financing alternatives that may be available for you with Sotheby's Financial Services at services@sothebysfinancial.com or https://www.sothebys.com/sfs

Request for identification

Sotheby's requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, driver's license or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Shipping services

Sotheby's offers a comprehensive shipping service. If you received a shipping quote or have any questions about the services we offer, please contact Post Sale Services.

Exporting property

The export of certain property from the US or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licenses. The denial of any license or delay in obtaining such license shall not justify cancellation or rescission of the sale or any delay in payment.

If you require any further information about the export of your property, please contact Post Sale Services.

Collection

In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for identification".
- You must provide written authorization for anyone collecting on your behalf. Please include the person's full name and the property to be collected.

Contact information

Post Sale Services (Mon - Fri 9am to 5pm)
E uspostsaleservices@sothebys.com

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC as agent for the Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Date	23 May 2023
Sale currency	USD

Lot image & details



Please keep this for your records

Laura Owens, Untitled, 2013

Sale	Contemporary Day Auction
Sale number & date	N11174 - 19 May 2023
Lot number	816
Shipping Dimensions (L x W x H)	84.25 x 1.75 x 108.25 IN
Purchase Price (excluding any taxes)	$571,500.00